UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 20, 2019
COCA COLA CO
(Exact name of Registrant as specified in its charter)

Delaware		001-02217	58-0628465
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
One Coca-Cola Plaza
Atlanta,	Georgia		30313
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 Par Value	KO	New York Stock Exchange
0.000% Notes Due 2021	KO21B	New York Stock Exchange
Floating Rate Notes Due 2021	KO21C	New York Stock Exchange
1.125% Notes Due 2022	KO22	New York Stock Exchange
0.125% Notes Due 2022	KO22B	New York Stock Exchange
0.75% Notes Due 2023	KO23B	New York Stock Exchange
0.500% Notes Due 2024	KO24	New York Stock Exchange
1.875% Notes Due 2026	KO26	New York Stock Exchange
0.750% Notes Due 2026	KO26C	New York Stock Exchange
1.125% Notes Due 2027	KO27	New York Stock Exchange
1.250% Notes Due 2031	KO31	New York Stock Exchange
1.625% Notes Due 2035	KO35	New York Stock Exchange
1.100% Notes Due 2036	KO36	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 8.01    Other Events.

Due to The Coca-Cola Company's (the "Company") original intent to refranchise Coca-Cola Beverages Africa ("CCBA"), CCBA was accounted for as held for sale and a discontinued operation in the Company's financial statements from October 2017, when the Company first became the controlling shareowner of CCBA, through the first quarter of 2019. While the Company had discussions with a number of potential buyers throughout the period CCBA was held for sale, during the second quarter of 2019, the Company updated its plans for CCBA and now intends to maintain its controlling stake in CCBA for the foreseeable future. As a result, CCBA no longer qualifies as held for sale or as a discontinued operation, and the Company began presenting CCBA's financial results within its results from continuing operations in the second quarter of 2019. CCBA is included in the Company's Bottling Investments operating segment.
Effective January 1, 2019, the Company established a new operating segment, Global Ventures, which includes the results of Costa Limited ("Costa"), which the Company acquired on January 3, 2019, and the results of the Company's innocent and doğadan businesses as well as fees earned pursuant to the distribution coordination agreements between the Company and Monster Beverage Corporation ("Monster"). Therefore, the results of the Company's innocent and doğadan businesses as well as fees earned pursuant to distribution coordination agreements between the Company and Monster have been transferred from our Europe, Middle East & Africa, Latin America, North America and Asia Pacific operating segments and Corporate, as applicable, to the Global Ventures operating segment.
The Company is filing this Current Report on Form 8-K to (i) update historical consolidated financial information and related disclosures and certain forward-looking statements contained in the 2018 Form 10-K to reflect the inclusion of the financial results of CCBA within the Company's results from continuing operations, (ii) update historical operating segment financial information and related disclosures contained in the 2018 Form 10-K to reflect the inclusion of CCBA in the Company's Bottling Investments operating segment, and (iii) update historical operating segment financial information and related disclosures contained in the 2018 Form 10-K to reflect the change in the Company's operating segments. Exhibit 99.1 hereto, which is incorporated by reference, contains items from the 2018 Form 10-K that have been updated to reflect the change in the Company's accounting treatment of CCBA as described above, as well as the change in the Company's operating segments as described above. All other information in the 2018 Form 10-K remains unchanged and has not been otherwise updated for events or developments that occurred subsequent to the filing of the 2018 Form 10-K with the Securities and Exchange Commission. For material developments since the filing of the 2018 Form 10-K, refer to the Company's Quarterly Reports on Form 10-Q for the periods ended March 29, 2019 and June 28, 2019.

Item 9.01(d)    Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 23.1	Consent of Independent Registered Public Accounting Firm.
Exhibit 99.1
Items from Annual Report on Form 10-K for the year ended December 31, 2018, revised to (i) update Company consolidated financial information and related disclosures and certain forward-looking statements to reflect the inclusion of the financial results of CCBA within the Company's results from continuing operations, (ii) update historical operating segment financial information and related disclosures to reflect the inclusion of CCBA in the Company's Bottling Investments operating segment, and (iii) update historical operating segment financial information and related disclosures to reflect a change in the Company's operating segments: Part I, "Item 1. Business"; Part I, "Item 1A. Risk Factors"; Part I, "Item 2. Properties"; Part II, “Item 6. Selected Financial Data”; Part II, "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations"; Part II, "Item 7A. Quantitative and Qualitative Disclosures About Market Risk"; and Part II, "Item 8. Financial Statements and Supplementary Data".

Exhibit 101
The following revised financial information related to the Company's Annual Report on Form
10-K for the fiscal year ended December 31, 2018, formatted in iXBRL (Inline Extensible Business Reporting Language): (i) Consolidated Statements of Income for the years ended December 31, 2018, 2017 and 2016, (ii) Consolidated Statements of Comprehensive Income for the years ended December 31, 2018, 2017 and 2016, (iii) Consolidated Balance Sheets as of December 31, 2018 and 2017, (iv) Consolidated Statements of Cash Flows for the years ended December 31, 2018, 2017 and 2016, (v) Consolidated Statements of Shareowners' Equity for the years ended December 31, 2018, 2017 and 2016, and (vi) Notes to Consolidated Financial Statements.

Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE COCA-COLA COMPANY (Registrant)

/s/ MARK RANDAZZA
Date:	September 20, 2019	Mark Randazza Vice President, Assistant Controller and Chief Accounting Officer (Principal Accounting Officer)